UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

Sandisk Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42420	99-1508671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

951 Sandisk Drive		95035
Milpitas
California
(Address of Principal Executive Offices)		(Zip Code)
(408) 801-1000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	SNDK	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 10, 2026, following an annual review of the compensation levels of the executive officers of Sandisk Corporation (the “Company”), the Compensation and Talent Committee of the Board of Directors of the Company approved compensation adjustments for Alper Ilkbahar, the Company’s Chief Technology Officer, and Bernard Shek, the Company’s Chief Legal Officer, each effective as of October 1, 2026. The table below sets forth the adjusted annual base salary (if applicable) and adjusted annual short-term incentive (“STI”) target percentage amounts as a percentage of annual base salary (if applicable). In addition to compensation adjustments for Messrs. Ilkbahar and Shek, the table below also reflects the current compensation levels for the Company’s two other named executives, David Goeckeler, the Company’s Chief Executive Officer, and Luis Visoso, the Company’s Chief Financial Officer. There were no changes to Mr. Goeckeler’s annual base salary or to Messrs. Goeckeler, Visoso, or Ilkbahar’s annual STI targets.

Name	Position	Annual Base Salary	Annual STI Target %
Alper Ilkbahar	Executive Vice President and Chief Technology Officer	$755,000	100%
Bernard Shek	Executive Vice President and Chief Legal Officer	$618,000	100%
David Goeckeler	Chairman and Chief Executive Officer	$1,300,000	200%
Luis Visoso	Executive Vice President and Chief Financial Officer	$875,000	150%

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sandisk Corporation
(Registrant)

By:	/s/ Bernard Shek
Bernard Shek
Chief Legal Officer and Secretary
Date: September 16, 2026